Exhibit 99.3

SELECTMRI, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2006

INDEPENDENT AUDITORS’ REPORT

To the Members of selectMRI, LLC

Delray Beach, Florida

We have audited the accompanying balance sheet of selectMRI, LLC as of December 31, 2006, and the related statements of operations, changes in members’ equity and cash flows for the period January 19, 2006 (inception) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of selectMRI, LLC for the period January 19, 2006 (inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Daszkal Bolton LLP

Jupiter, Florida

March 26, 2008

SELECT MRI, LLC

BALANCE SHEET

DECEMBER 31, 2006

ASSETS

Current assets:
Cash	$19,987
Accounts receivable, net	227,306

Total current assets	247,293

Receivable from related parties	507
Property and equipment, net	20,433

Total assets	$268,233

LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
Accounts payable	$83,406
Due to related parties	4,729
Insurance companies overpayments	20,125
Accrued expenses and other current liabilities	123,430

Total current liabilities	231,690

Total liabilities	231,690

Commitments and contingencies
Members’ equity	36,543

Total liabilities and members’ equity	$268,233

See accompanying notes to financial statements.

SELECT MRI, LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 19, 2006 (INCEPTION) TO DECEMBER 31, 2006

Revenues
Medical logistics services	$1,016,037

Total revenue	1,016,037

Cost of revenues
Medical logistics services	806,850

806,850

Gross profit	209,187

Selling, general and administrative expense	550,144

Net income	$(340,957)

See accompanying notes to financial statements.

SELECT MRI, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD FROM JANUARY 19, 2006 (INCEPTION) TO DECEMBER 31, 2006

	Capital Contributions	Retained Earnings	Total Members’ Equity
Balance at January 19, 2006 (Inception)	$—	$—	$—

Net loss	—	(340,957)	(340,957)

Capital Contributions	377,500	—	377,500

Distributions	—	—	—

Balance as of December 31, 2006	$377,500	$(340,957)	$36,543

See accompanying notes to financial statements.

SELECT MRI, LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 19, 2006 (INCEPTION) TO DECEMBER 31, 2006

Cash flows from operating activities:
Net (loss) income	$(340,957)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,891
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(227,306)
Related party receivable	(507)
Increase (decrease) in:
Accounts payable and accrued expenses	226,961
Related party payable	4,729

Net cash provided by operating activities	(332,189)

Cash flows from investing activities:
Purchases of property and equipment	(25,324)

Cash flows from financing activities:
Member contributions	377,500

Net cash used in financing activities	377,500

Net increase (decrease) in cash	19,987
Cash, at January 19, 2006 (Inception)	—

Cash, end of year	$19,987

See accompanying notes to financial statements.

SELECT MRI, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

selectMRI, LLC (the “Company”) is a national provider of imaging logistics services to the workers’ compensation industry.

The Company was organized on December 13, 2005 as a limited liability company pursuant to the Florida Limited Liability Company Law.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, shipment has occurred and/or services are rendered, price is fixed or determinable and collectibility is reasonably assured.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents. At December 31, 2006, there are no cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Incidental expenditures for maintenance and repairs are charged against operations. Renewals and betterment that materially extend the life of assets are capitalized. Depreciation is provided on property and equipment over the equipments estimated useful service lives and is computed under the straight-line method of depreciation. The estimated useful lives range from 3 to 5 years.

Income Taxes

The Company has elected be unanimous consent of its shareholders to be taxed as a Limited Liability Company for Federal and State income tax purposes. Under those provisions, the Company does not pay federal income taxes on its taxable income. Instead, the shareholders are liable for individual federal income taxes on their respective share of the Company’s taxable income.

Advertising Costs

Advertising and marketing costs are expensed as incurred. Advertising expense totaled $5,605 for the year ended December 31, 2006.

SELECT MRI, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

New Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarch used to classify the source of the information. This statement is effective for fiscal years beginning after November 15, 2006. The Company is evaluating whether adoption of this statement will result in a change to its fair value measurements.

NOTE 3—CONCENTRATION OF CREDIT RISK

Cash

The Company maintains its cash in a bank deposit account which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per institution. At December 30, 2006, the Company’s cash balance exceeded the insured limit by $42,134.

Accounts Receivable and Revenues

Accounts receivable at December 31, 2006 is distributed among approximately 40 customers. Three customers account for more than 10% of the total accounts receivable balance at December 31, 2006, representing 18%, 14% and 14% respectively, of the total balance.

Sales to the Company’s three largest customers totaled $605,575 for the year ended December 31, 2006 representing approximately 59.6% of the Company’s total sales for the year.

NOTE 4—PROPERTY AND EQUIPMENT

Fixed assets and accumulated depreciation as of December 31, 2006 are summarized below:

2006
Computer equipment	$15,252
Office equipment	$6,877
Computer software	3,195

Total	25,324
Accumulated depreciation	(4,891)

$20,433

Depreciation expense was $4,891 for the year ended December 31, 2006.

SELECT MRI, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 5—RELATED PARTY TRANSACTIONS

The Company’s related parties include officers, directors and members. Related party transactions during the year ended December 31, 2006 include the allocation of administrative expenses, including rent payments for lease of the building. Loans and advances to related parties at December 31, 2006 were $507. In addition, payables to related parties at December 31, 2006 were $4,729 for rent payments. Rent payments and other expenses allocated for the Company’s office space lease for the year ended December 31, 2006 were $10,432. Payroll expense allocated to the Company from related entities amounted to $7,859 for the year ended December 31, 2006.

NOTE 6—SUBSEQUENT EVENTS

On January 28, 2008, Medical Services Company, Inc. acquired the Company, along with ZoneCare USA of Delray, LLC and Speedy Re-Employment, LLC.

SCHEDULE I — UNAUDITED FINANCIAL STATEMENTS

BALANCE SHEETS AS OF SEPTEMBER 30, 2007 AND 2006

ASSETS
	30-Sep-07	30-Sep-06
	(Unaudited)	(Unaudited)
Current assets:
Cash	$64,000	$20,000
Accounts receivable, net	$275,000	$228,000
Other current assets	9,000

Total current assets	348,000	248,000

Property and equipment, net	22,000	20,000

Total assets	$370,000	$268,000

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$165,000	$83,000
Accrued expenses and other current liabilities	98,000	149,000

Total current liabilities	263,000	232,000

Total liabilities	263,000	232,000

Commitments and contingencies
Members’ equity	107,000	36,000

Total liabilities and members’ equity	$370,000	$268,000

SCHEDULE I — UNAUDITED FINANCIAL STATEMENTS

STATEMENTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION TO SEPTEMBER 30, 2006 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

	30-Sep-07	30-Sep-06
	(Unaudited)	(Unaudited)
Revenues, net	$1,635,000	$628,000

Cost of revenues	1,249,000	479,000

Gross profit	386,000	149,000

Selling, general and administrative expenses	347,000	407,000

Net income	$39,000	$(258,000)